Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

of

STURM, RUGER & COMPANY, INC.

Pursuant to the Offer to Purchase

dated September 17, 2026

of

BERETTA HOLDING S.A.

This form, or a substantially equivalent form, must be used to accept the Tender Offer (as defined below) if the certificates for shares of common stock, par value $1.00 per share, of Sturm, Ruger & Company, Inc. and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Tender Offer. Such form may be delivered by mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Tender Offer is:

Computershare Trust Company, N.A.

If delivering by mail:	If delivering by express mail, courier or any other expedited service:
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011	Computershare c/o Voluntary Corporate Actions Suite V 150 Royall Street Canton, Massachusetts 02021

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

VOLUNTARY CORPORATE ACTIONS - STURM, RUGER & COMPANY - COY RGR

Ladies and Gentlemen:

The undersigned hereby tenders to Beretta Holding S.A. (the “Purchaser”), a Luxembourg corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 17, 2026, and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the “Tender Offer”), receipt of which is hereby acknowledged, ___________ shares of common stock, par value $1.00 per share (the “Shares”), of Sturm, Ruger & Company, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Certificate Numbers (if available)	SIGN HERE

Signature(s)

(Name(s)) (Please Print)

(Address(es))

If delivery will be by book-entry transfer:
(Zip Code)
Name of Tendering Institution

(Area Code and Telephone Number(s))
Account Number __________________

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an agent’s message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within one business day of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Area Code and Telephone Number)

(Authorized Signature)

(Name)

(Title)

Dated:                                         , 2026.

VOLUNTARY CORPORATE ACTIONS - STURM, RUGER & COMPANY - COY RGR